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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
H.F. Ahmanson & Company

We consent to incorporation by reference in the Registration Statements No. 33-20076, No. 33-00063, No. 33-65247, and No. 33-28254 on Form S-8, and No.
33-31590, No. 33-42394, No. 33-44686, No. 33-27902, No. 33-57218, and No.
33-50731 on Form S-3 of H.F. Ahmanson & Company of our report dated January 25, 1994, relating to the consolidated statements of financial condition of H.F. Ahmanson & Company as of December 31, 1993 and 1992 and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 Annual Report on Form 10-K of H.F. Ahmanson & Company and to the reference to our firm under the headings "Selected Financial Data" in the Form 10-K. Our report refers to a change in the method of accounting for securities in 1993 and income taxes in 1992.

                                       /s/ KPMG PEAT MARWICK

Los Angeles, California
March 29, 1994